CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As the independent registered public accounting firm for Rady Contrarian Long/Short Fund and Rady Opportunistic Value Fund, each a series of Northern Lights Fund Trust, we hereby consent to all references to our firm included in or made a part of this Prospectus and Statement of Additional Information in this Post-Effective Amendment to Northern Lights Fund Trust Registration Statement on Form N-1A.

Cohen Fund Audit Services, Ltd.

Westlake, Ohio

October 23, 2009